CDC NVEST STAR SMALL CAP FUND (THE "FUND")
                    C/O CDC NVEST FUNDS TRUST I (THE "TRUST")

                           SPECIAL SHAREHOLDER MEETING
                                FEBRUARY 18, 2004

                                     BALLOT

1.       APPROVAL OR DISAPPROVAL OF NEW SUBADVISORY AGREEMENT

         VOTED:To approve a new subadvisory agreement for the Fund among the Trust, IXIS Asset Management Advisors, L.P. and Vaughan Nelson Investment Management, L.P.

          FOR                      AGAINST                    ABSTAIN
        --------                   --------                   --------
           X                          X                          X
        --------                   --------                   --------
     5,995,736.288               177,986.322                189,268.957


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